UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2020

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-217578	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 3, 2020, Procaccianti Hotel REIT, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the "SEC"), dated February 27, 2020, regarding the completion by Procaccianti Hotel REIT, L.P., the Company’s operating partnership, of the acquisition of a 137-room select-service Hilton Garden Inn hotel property located in Providence, Rhode Island (the “Hotel”). With the filing of this Current Report on Form 8-K/A, the Company hereby amends the Current Report on Form 8-K filed with the SEC on March 3, 2020, to provide the financial statements and pro forma financial information required by Item 9.01 related to the acquisition of the Hotel.

Item 9.01 Financial Statements and Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procaccianti Hotel REIT, Inc.

Dated: March 20, 2020	By:	/s/ Gregory Vickowski
	Name:	Gregory Vickowski
	Title:	Chief Financial Officer

Report of Independent Auditors

To the Members of Gano Holdings, LLC,

We have audited the accompanying financial statements of Gano Holdings, LLC, which comprise the balance sheet as of September 30, 2019, and the related statements of operations, changes in members’ capital and cash flows for the nine months then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gano Holdings, LLC at September 30, 2019, and the results of its operations and its cash flows for the nine months then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Boston, MA

March 20, 2020

GANO HOLDINGS, LLC

Balance Sheet

September 30, 2019
ASSETS

Property and Equipment, Net	$17,349,904
Cash	425,238
Restricted cash	223,289
Accounts receivable	96,044
Due from related parties	25,000
Prepaid expenses and other assets	181,458
Total Assets	$18,300,933

LIABILITIES AND MEMBERS' CAPITAL
Mortgage notes payable, net	$15,008,826
Accounts payable, accrued expenses, and other	587,260
Due to related parties	28,514
Total Liabilities	15,624,600

Members' Capital	2,676,333

Total Liabilities and Members' Capital	$18,300,933

The accompanying notes are an integral part of the financial statements

GANO HOLDINGS, LLC

Statement of Operations

For the nine months ended September 30, 2019
Revenues
Rooms	$5,045,927
Food and beverage	450,527
Other operating	154,204
Total revenues	5,650,658

Expenses
Rooms	920,509
Food and beverage	348,214
Other operating	26,788
Other property expenses	1,241,856
Management fees	222,887
General and administrative	719,897
Depreciation and amortization	1,249,695
Total operating expenses	4,729,846

Operating income	920,812
Interest expense	462,483
Net income	$458,329

The accompanying notes are an integral part of the financial statements

GANO HOLDINGS, LLC

 Statement of Changes in Members' Capital

Nine months ended September 30, 2019

Members' Capital at December 31, 2018	$5,893,006
Distributions	(3,675,002)
Net income	458,329
Members' Capital at September 30, 2019	$2,676,333

The accompanying notes are an integral part of the financial statements

GANO HOLDINGS, LLC

Statement of Cash Flows

For the nine months ended
September 30, 2019
Cash Flows from Operating Activities
Net income	$458,329
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	1,245,945
Amortization	17,519
Increase (decrease) in operating assets and liabilities:	-
Accounts receivable	(59,601)
Prepaid expenses and other assets	(23,406)
Accounts payable, accrued expenses and other	92,857
Due to related parties	79,459
Net cash provided by operating activities	1,811,102

Cash Flows from Investing Activities
Capital improvements	(167,903)
Net cash used in investing activities	(167,903)

Cash Flows from Financing Activities
Proceeds from mortgage note	2,500,000
Payments of mortgage note	(245,772)
Payment of deferred finance fees	(14,888)
Distributions	(3,675,002)
Net cash used in financing activities	(1,435,662)

Increase in Cash and Restricted Cash	207,537

Cash and Restricted Cash - Beginning of Period	440,990

Cash and Restricted Cash - End of Period	$648,527

Reconciliation of cash and restricted cash reported in the balance sheet to the amount shown in the statement of cash flows:
Cash	$425,238
Restricted Cash	223,289
Total Cash and Restricted Cash	$648,527

The accompanying notes are an integral part of the financial statements.

GANO HOLDINGS, LLC

Notes to Financial Statements

September 30, 2019

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Gano Holdings, LLC, (the Company) is a limited liability company organized on June 12, 1996 to own and operate the Days Hotel located in Providence, Rhode Island (the Hotel). The Hotel has been rebranded multiple times since its acquisition and has been operating as a 137-room Hilton Garden Inn since July 1,2016. The Company has an indefinite term and will continue until dissolved in accordance with the provisions of its LLC Agreement or by law. The Company is owned by the following: TPG DP JV LLC (99.9%), EHI Gano Holdings, Inc. (0.02%), ETJ Gano Holdings, Inc. (0.05%) and PRJA Gano Holdings, LLC (0.03%). EHI Gano Holdings, Inc. is the Managing Member. The debts, obligations and liabilities of the Company are solely those of the Company and its Members are not obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.   The Company’s profits and losses are allocated to the Members in accordance with their membership interests. Distributions are made to the Members at the times and in the aggregate amounts determined by the Managing Member.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP).

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assumptions and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is generally recognized as services are performed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 606, Revenue from Contracts with Customers. Hotel revenue represents primarily rooms, food and beverage and other.

The Company collects sales tax from all nonexempt customers and remits the entire amount to the appropriate states upon collection from the customer. The Company’s accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains cash balances at various federally insured institutions. The Company’s credit risk with respect to such balances is all amounts on deposit in excess of federally insured limits.

GANO HOLDINGS, LLC

Notes to Financial Statements

September 30, 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Restricted Cash

The Company maintains reserves for capital improvements as required by the mortgage agreement. Reserves for capital improvements were $223,289 at September 30, 2019 and are included in restricted cash.

Accounts Receivable

The Company carries its accounts receivable at cost. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on its history of past write offs, collections and current credit conditions. Accounts are written off based on management’s evaluation of the collectability of each account resulting from collection efforts. Management has determined that no allowance for doubtful accounts was necessary at September 30, 2019.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Major improvements that extend the life of an asset are capitalized and depreciated over a period equal to the shorter of the life of the improvement or the remaining useful life of the asset. The cost of ordinary repairs and maintenance are charged to expense when incurred.

Depreciation is recorded generally on a straight-line basis over the estimated useful lives of the assets. Estimated lives range from three years to thirty nine years.

Impairment of Long-Lived Assets

The Company reviews long-lived assets and certain identifiable intangibles with finite lives, including franchise agreements, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

GANO HOLDINGS, LLC

Notes to Financial Statements

September 30, 2019

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred Finance Fees

Deferred finance fees are bank fees and other costs incurred in obtaining financing that are amortized on a straight-line basis over the term of the related debt, which approximates the effective interest method. Deferred finance fees are presented as a direct reduction of the carrying amount of the debt. Amortization of deferred finance fees of $13,768 for the nine months ended September 30, 2019 is included in interest expense. Deferred finance fees of $155,145, net of accumulated amortization of $74,079 are included in mortgage note payable. The future amortization of deferred finance fees is $5,067 for the three months ending December 31, 2019, $20,267 for each of 2020, 2021 and 2022 and $15,198 for 2023.

Income Taxes

The Company is a limited liability company operating as a partnership which, is not directly subject to federal and state taxes. Accordingly, no provision for income taxes is included in the accompanying financial statements

US GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service.  The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits in progress.  The Company recognizes interest and penalties, if applicable, as a component of general and administrative operating expenses. As of September 30,2019, the Company is subject to examination by major tax jurisdictions for the 2016 through 2018 tax years.

NOTE 3 – PROPERTY AND EQUIPMENT

The following is a summary of property and equipment – at cost, less accumulated depreciation at September 30,2019:

Land and improvements	$1,903,979
Building and improvements	12,512,390
Furniture and fixtures	8,378,795
Machinery and equipment	534,928
Computer equipment and software	199,331
23,529,423
Less accumulated depreciation	(6,179,519)
$17,349,904

Depreciation expense charged to operations for the Company was $1,245,945 for the nine months ended September 30, 2019.

GANO HOLDINGS, LLC

Notes to Financial Statements

September 30, 2019

NOTE 4 – FRANCHISE FEES

The Company entered into a franchise agreement with Hilton Holding Franchise, LLC for a 15-year period beginning on July 1, 2016. The initial franchise fees of $75,000 is being amortized on a straight-line basis over the 15-year term of the franchise agreement and is included in prepaid expenses and other assets. Accumulated amortization as of September 30, 2019 is $21,667and amortization expense charged to operations was $3,750 for the nine months ended September 30, 2019. The future amortization of franchise fees for each of the next five years is $5,000 per year and $27,083 thereafter. Franchise fees are payable monthly and include a system fee of 4.3% of gross room revenues and a royalty fee of 5.5% of gross revenues as defined by in the franchise agreement.

NOTE 5 – Mortgage NOTEs Payable

At September 30, 2019 mortgage notes payable, is comprised of two mortgage notes totaling $15,089,892, net of unamortized deferred financing fees of $81,066. The notes are secured by the Hotel, including equipment, mature on May 15, 2025, and are non-recourse guaranteed by James Procaccianti, an affiliate of Gano Holdings, LLC.

The first note of $13,135,000 was entered into on May 27, 2015 and bears interest at a fixed rate of 4.25%.

The second note of $2,500,000 was entered into on May 31, 2019 and bears interest at a fixed rate of 4.80%.

At September 30, 2019, principal payments due on the mortgage notes are as follows:

2019	$92,885
2020	378,194
2021	396,989
2022	414,767
2023	433,342
Thereafter	13,373,715
$15,089,892

For the period of September 30, 2019 interest incurred was $448,008 and interest paid was $420,722, respectively.

The mortgage notes contain customary affirmative covenants, negative covenants and events of default as of September 30, 2019, the Company is in compliance with all covenants.

GANO HOLDINGS, LLC

Notes to Financial Statements

September 30, 2019

NoTE 6 – RELATED PARTY TRANSACTIONS

The Company entered into a management agreement with TPG Hotels and Resorts, Inc (TPG) to operate and manage the Hotel, including making all human resource decisions. The term of the agreement is for 10 years beginning February 27, 2017. In accordance with the management agreement, all compensation of the Hotel personnel is recorded as a direct operating expense of the Company. TPG is paid a base management fee equal to 4% of the hotel’s gross revenues as defined in the management agreement. Management fees earned by TPG for the nine months ending September 30, 2019 were $222,887. TPG also charges cost reimbursements and miscellaneous fees to the Company.  Cost reimbursements and miscellaneous fees incurred and paid were $41,774. Cost reimbursements and miscellaneous fees are included in general and administrative expenses on the statement of operations. Included in due to related parties at September 30, 2019 are accrued management fees payable and cost reimbursements to TPG of $28,515.

TPG Risk Services, LLC, a company related through common ownership, acts as a conduit between its insurance brokers and the Company for general liability as well as all workers compensation. Fees for general liability and workers compensation purchased through TPG Risk Services, LLC for the nine months ended September 30,2019 were $111,211. General and workers compensation insurance is included in general and administrative expenses on the combined statement of operations.

The Company entered into a construction management contract with TPG Construction, Inc., in 2015 to renovate the Hotel as part of the property improvement plan with Hilton. The property improvement plan was completed in 2019. Construction management fees for the property improvement plan as of September 30,2019, were $220,546 and were capitalized as a part of the construction cost.

Included in due from related parties at September 30, 2019, was a $25,000 receivable from TPG

Construction, LLC, relating to working capital requests to provide funding for vendors and contractor deposits.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has entered into a franchise agreement with Hilton Franchise Holding, LLC. Franchise fees are payable monthly based on percentage of applicable revenues. The franchise agreement also requires the Company to pay other fees (See Note 4).

The Company is periodically a defendant in litigation arising in the normal course of business. Management does not believe the outcome of any such litigation will have a material adverse effect on the financial position or results of operations of the Company. The Company is regularly the subject of state and local sales and use tax audits. Management does not believe the outcome of any such audits will have a material adverse effect on the financial position or results of operations of the Company.

GANO HOLDINGS, LLC

Notes to Financial Statements

September 30, 2019

NOTE 7 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company is regularly the subject of state and local sales tax audits. Management does not believe the outcome of any such audits will have a material adverse effect on the financial position or the results of operations of the Company.

NOTE 8 – SUBSEQUENT EVENTS

On February 27, 2020, Procaccianti Hotel REIT, Inc., an affiliate of certain members of the Company, completed the acquisition of the membership interests of the Company for a purchase price of $28,500,000. Subsequent events have been evaluated through March 20, 2020 the date the financial statements were available to be issued.

Procaccianti Hotel REIT, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements represent the pro forma effects of multiple transactions, each of which is described in the following paragraphs. This pro forma information should be read in conjunction with Management’s Discussion and Analysis of Financial Conditions and Results of Operations and the financial statements and notes of the Company (as defined herein) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 25, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, as filed with the SEC on November 13, 2019.

The PCF Acquisition

On March 29, 2018, Procaccianti Hotel REIT, Inc. (the “Company”) acquired a 51% membership interest in the Procaccianti Convertible Fund, LLC and its predecessor company, Bayboro Hoteliers, LLC (together, “PCF”). The Company acquired its investment in PCF for total cash consideration of $8,029,519 and $427,358 of transaction costs, on March 29, 2018. The Company financed the acquisition of PCF with proceeds from the sale of shares of Class K and Class A common stock in the Company’s private offering exempt from registration pursuant to Regulation D promulgated under the Securities Act (the “Private Offering”). Hereinafter, this transaction is referred to as the “PCF Acquisition”. The unaudited pro forma condensed combined financial information is based on the historical financial information of PCF.

PCF was formed on April 21, 2017 to acquire, own and operate two hotels. PCF acquired the Staybridge Suites St. Petersburg Downtown located in St. Petersburg, FL (“St. Pete Hotel”) from Bayboro Hoteliers, LLC on June 29, 2017 for $20,500,000. PCF acquired the Springhill Suites Wilmington Mayfaire located in Wilmington, NC (“Wilmington Hotel”) on May 24, 2017 for $18,000,000. PCF financed the hotel property acquisitions through equity and aggregate mortgage debt of $24,593,000.

The TCI Acquisition

On August 15, 2018, the Company, through a wholly owned subsidiary of the Company’s operating partnership, acquired a 107-room, select-service hotel property, Hotel Indigo, located in Traverse City, Michigan (“TCI”) for a purchase price of $26,050,000, exclusive of closing costs and typical hotel closing date adjustments. The acquisition was funded with a combination of equity proceeds and aggregate mortgage debt. Hereinafter, this transaction is referred to as the “TCI Acquisition”. The unaudited pro forma condensed combined financial information is based on the historical financial information of Grand Traverse Hotel Properties, LLC (“GTHP”).

The HGI Acquisition

On February 27, 2020, the Company, through Procaccianti Hotel REIT, L.P., the operating partnership of the Company (the “Operating Partnership”), completed the acquisition of the membership interests in Gano Holdings, LLC (“Gano”) for a purchase price of $28,500,000. Gano owns 100% of the fee simple interest in a 137-room select-service Hilton Garden Inn hotel property located in Providence, Rhode Island (“HGI”). The Purchase Price, exclusive of closing costs and typical hotel closing date adjustments, was comprised of three components as follows: (a) a $10,281,855 cash payment, (b) the issuance of 128,124 Class K Units of limited partnership interests in the Operating Partnership (“Class K OP Units”), valued at $10.00 per Class K OP Unit, and (c) the assumption of the existing debt balance on the property as evidenced by a promissory note and other loan documents. The cash portion of the acquisition was funded with net proceeds from the Company’s initial public offering (“Public Offering”). Hereinafter, this transaction is referred to as the “HGI Acquisition”. The unaudited pro forma condensed combined financial information is based on the historical financial information of Gano.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and nine months ended September 30, 2019 give effect to the acquisition of PCF by the Company, PCF’s acquisition and financing transactions, the acquisition of TCI and related financing transactions and the acquisition of HGI and related financing transactions as if all of these transactions had occurred on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives effect to the acquisition of HGI and related financing transactions as if they had occurred on September 30, 2019.

The unaudited pro forma condensed combined financial statements contained herein are based upon the respective historical consolidated financial statements of the Company, PCF, GTHP and Gano and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements included in this filing.

Procaccianti Hotel REIT, Inc

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2019

	Company	Gano Historical	HGI Acquisition		Pro Forma
	Historical	Note 2	Note 5		Combined
Assets
Property and equipment, net	$63,821,605	$17,349,904	$11,658,625	5(a)	$92,830,134
Cash	8,423,371	425,238	(1,322,185)	5(b)	7,526,424
Restricted cash	1,788,831	223,289	570,624	5(c)	2,582,744
Accounts receivable, net	312,242	96,044	(45,450)	5(d)	362,836
Due from related parties	612,728	25,000	(25,000)	5(e)	612,728
Prepaid expenses and other assets, net	577,579	181,458	(84,934)	5(f)	674,103
Total assets	75,536,356	18,300,933	10,751,680		104,588,969

Liabilities and Equity
Mortgage notes payable, net	39,411,733	15,008,826	2,494,883	5(g)	56,915,442
Accounts payable, accrued expenses and other, net	3,283,013	587,260	(393,651)	5(h)	3,476,622
Due to related parties	1,250,566	28,514	(28,514)	5(i)	1,250,566
Total liabilities	43,945,312	15,624,600	2,072,718		61,642,630

Commitments and Contingencies
Noncontrolling interest in Operating Partnership	-	-	1,281,244	5(k)	1,281,244

Equity
Stockholders' equity	24,806,287	2,676,333	7,397,718	5(j)	34,880,338
Noncontrolling interest	6,784,757	-	-		6,784,757
Total equity	31,591,044	2,676,333	7,397,718		41,665,095
Total liabilities and equity	$75,536,356	$18,300,933	$10,751,680		$104,588,969

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Procaccianti Hotel REIT, Inc

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

			PCF		TCI		HGI
	Company Historical	Gano Historical	Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues
Rooms	$8,982,939	$5,866,014	$2,046,551	3(a)	$3,108,707	4(a)	$-		$20,004,211
Food and beverage	962,471	570,753	88,319	3(a)	1,128,986	4(a)	-		2,750,529
Other operating	210,566	391,892	32,765	3(a)	188,908	4(a)	-		824,131
Total revenues	10,155,976	6,828,659	2,167,635		4,426,601		-		23,578,871

Expenses
Rooms	1,944,980	1,115,212	477,242	3(a)	751,955	4(a)	-		4,289,389
Food and beverage	646,625	484,771	79,585	3(a)	774,696	4(a)	-		1,985,677
Other property expenses	3,279,692	2,568,729	722,776	3(a)	1,009,561	4(a)	-		7,580,758
Property management fees to affiliates	304,799	268,786	65,029	3(b)	132,798	4(b)	(63,926)	5(l)	707,486
Corporate general and administrative	1,313,824	-	-		-		-		1,313,824
Other fees to affiliates	724,933	-	(109,871)	3(c)	(289,962)	4(c)	220,685	5(m)	545,785
Acquisition costs	302,380	-	(302,380)	3(e)	-		-		-
Depreciation and amortization	1,304,207	1,723,514	332,314	3(d)	446,398	4(d)	(862,692)	5(n)	2,943,741
Total expenses	9,821,440	6,161,012	1,264,695		2,825,446		(705,933)		19,366,660

Gain on acquisition	42,026	-	(42,026)	3(e)	-		-		-

Operating income	376,562	667,647	860,914		1,601,155		705,933		4,212,211

Interest expense, net	(1,424,739)	(576,557)	(268,964)	3(f)	(889,058)	4(e)	(34,431)	5(o)	(3,193,749)
Unrealized gain (loss) on interest rate swap	(146,690)	-	-		-		-		(146,690)
Net income (loss) before income taxes	(1,194,867)	91,090	591,950		712,097		671,502		871,772
Income tax benefit (expense)	22,266	-	-		-		-		22,266
Net income (loss)	(1,172,601)	91,090	591,950		712,097		671,502		894,038
Net income (loss) attributable to noncontrolling interest	504,580	-	310,648	3(g)	-		-		815,228
Net income (loss) attributable to noncontrolling interest in Operating Partnership	-	-	-		-		6,200	5(p)	6,200
Net income (loss) attributable to common stockholders	$(1,677,181)	$91,090	$281,302		$712,097		$665,302		$72,610

Net income (loss) per share available to common stockholders – basic and diluted:
Class K common stock	$(1.07)								$0.03
Class K-I common stock	$(1.05)								$0.03
Class K-T common stock	$(1.16)								$0.03
Class A common stock	$(1.07)								$0.03
Class B common stock	$(1.67)								$(0.57)

Weighted average common shares outstanding – basic and diluted:
Class K common stock	1,044,787						2,180,731	5(q)	3,225,518
Class K-I common stock	1,817						579,911	5(q)	581,728
Class K-T common stock	66						47,484	5(q)	47,550
Class A common stock	328,812						208,598	5(q)	537,410
Class B common stock	125,000						-	5(q)	125,000

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Procaccianti Hotel REIT, Inc

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2019

	Company Historical	Gano Historical	HGI Pro Forma Adjustments		Pro Forma Combined
Revenues
Rooms	$12,145,003	$5,045,927	$-		$17,190,930
Food and beverage	1,683,477	450,527	-		2,134,004
Other operating	334,971	154,204	-		489,175
Total revenues	14,163,451	5,650,658	-		19,814,109

Expenses
Rooms	2,309,268	920,509	-		3,229,777
Food and beverage	1,122,689	348,214	-		1,470,903
Other property expenses	4,415,922	1,988,541	-		6,404,463
Property management fees to affiliates	425,866	222,887	(53,367)	5(l)	595,386
Corporate general and administrative	1,112,934	-	-		1,112,934
Other fees to affiliates	263,699	-	165,514	5(m)	429,213
Acquisition costs	-	-	-		-
Depreciation and amortization	1,667,979	1,249,695	(604,078)	5(n)	2,313,596
Total expenses	11,318,357	4,729,846	(491,931)		15,556,272

Operating income	2,845,094	920,812	491,931		4,257,837

Interest expense, net	(1,686,174)	(462,483)	4,242	5(o)	(2,144,415)
Unrealized gain (loss) on interest rate swap	(245,891)	-	-		(245,891)
Net income (loss) before income taxes	913,029	458,329	496,173		1,867,531
Income tax benefit (expense)	13,121	-	-		13,121
Net income (loss)	926,150	458,329	496,173		1,880,652
Net income (loss) attributable to noncontrolling interest	617,789	-	-		617,789
Net income (loss) attributable to noncontrolling interest in Operating Partnership	-	-	58,294	5(p)	58,294
Net income (loss) attributable to common stockholders	$308,361	$458,329	$437,879		$1,204,569

Net income (loss) per share available to common stockholders – basic and diluted:
Class K common stock	$0.14				$0.28
Class K-I common stock	$0.14				$0.28
Class K-T common stock	$0.14				$0.28
Class A common stock	$0.14				$0.28
Class B common stock	$(0.31)				$(0.32)

Weighted average common shares outstanding – basic and diluted:
Class K common stock	1,846,052		1,379,466	5(q)	3,225,518
Class K-I common stock	174,002		407,726	5(q)	581,728
Class K-T common stock	5,489		42,061	5(q)	47,550
Class A common stock	496,970		40,440	5(q)	537,410
Class B common stock	125,000		-	5(q)	125,000

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements

Procaccianti Hotel REIT, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of presentation

The unaudited pro forma condensed combined financial statements of the Company were prepared in accordance with Article 11 of SEC Regulation S-X. The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the acquisitions.

The PCF and HGI Acquisitions were accounted for as business combinations under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations and ASC Topic 810, Consolidation. The TCI Acquisition was accounted for as an asset acquisition in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of the assets acquired and liabilities assumed as part of the PCF, TCI and HGI acquisitions and conformed the accounting policies of each to its own accounting policies.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives effect to the HGI Acquisition as if the transaction consummated on September 30, 2019. The PCF Acquisition and the TCI Acquisition are reflected in the Company’s the balance sheet as of September 30, 2019, which is included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 give effect to the PCF Acquisition, the TCI Acquisition and the HGI Acquisition as if the transactions took place as of January 1, 2018, and combine the historical results of the Company, PCF, TCI and HGI.

The pro forma condensed combined financial statements do not necessarily reflect what the combined Company’s results of operations would have been had the acquisitions occurred on the date indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined Company. The actual financial results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma condensed combined information does not reflect the realization of any expected cost savings or other synergies from the acquisition of PCF, TCI and HGI as a result of restructuring activities and other planned cost savings initiatives following the completion of the acquisitions.

2.	Description of the Transactions

PCF Acquisition

On March 29, 2018, the Company acquired a 51% interest in the outstanding equity of PCF pursuant to the terms of the option agreement between the Company and PCF for total cash consideration of $8,029,519 and $427,358 in transaction costs. The Company financed the acquisition with proceeds from the Private Offering and cash on hand as of March 29, 2018. Subsequent to December 31, 2017 and through March 31, 2018, the Company received aggregate gross proceeds of $3,752,839 from the issuance of shares of common stock in the Private Offering, including 293,196 shares of Class K common stock for gross proceeds of $2,912,839, at a weighted average of $9.93 per share, and 84,000 shares of Class A common stock to investors for gross proceeds of $840,000, at a weighted average of $10.00 per share. Proceeds from the Private Offering equal to $3,002,839 were available to fund the PCF Acquisition.

PCF was formed on April 21, 2017 and, as of March 29, 2018, owned two hotels the St. Pete Hotel and the Wilmington Hotel. Each hotel was acquired by PCF in 2017 and accounted for as an asset acquisition in accordance with ASU 2017-01, Clarifying the Definition of a Business and ASC Topic 805, Business Combinations. Therefore, the total purchase price, including transaction costs, was allocated to the assets acquired based on their relative fair values.

The PCF Historical operations for the year ended December 31, 2018 include the operations of the St. Pete Hotel and Wilmington Hotel from January 1, 2018 through March 29, 2018.

TCI Acquisition

On August 15, 2018, the Company acquired TCI pursuant to the purchase and sale agreement between the Company and GTHP for a purchase price of $26,050,000 adjusted for a $41,000 purchase price credit, $234,441 of capitalized acquisition costs and net liabilities assumed of $232,771. The acquisition was funded with a combination of (1) proceeds from a first mortgage loan on TCI in the principal amount of $17,836,000; (2) proceeds from a loan made to the Company on August 15, 2018, by Procaccianti Companies, Inc., an affiliate of the Company, in the principal amount of $6,600,000; and (3) cash on hand as of August 15, 2018 from operations and proceeds from the sale of shares of Class K and Class A common stock of the Company in the Private Offering. Subsequent to June 30, 2018 and through August 15, 2018, the Company received aggregate gross proceeds of $1,344,000 from the issuance of shares of common stock in the Private Offering, including 131,399 shares of Class K common stock for gross proceeds of $1,304,000, at a weighted average of $9.92 per share, and 4,000 shares of Class A common stock to investors for gross proceeds of $40,000, at a weighted average of $10.00 per share. Proceeds from the Private Offering equal to $3,395,900 were available to fund the TCI Acquisition.

The TCI Historical operations for the year ended December 31, 2018 include the operations of GTHP from January 1, 2018 through August 14, 2018.

HGI Acquisition

On February 27, 2020, through its Operating Partnership, the Company completed the acquisition of the membership interests in Gano for a purchase price of $28,500,000. The purchase price, exclusive of closing costs and typical hotel closing date adjustments, was comprised of three components as follows: (a) a $10,281,855 cash payment, (b) the issuance of 128,124 Class K OP Units, valued at $10.00 per Class K OP Unit, and (c) the assumption of the existing debt balance on the property as evidenced by a promissory note and other loan documents. The cash portion of the acquisition was funded with net proceeds from the Company’s Public Offering. Since the commencement of the Public Offering on August 14, 2018 and through February 27, 2020, the Company received approximately $25,533,513 in gross proceeds from the sale of K Shares, K-I Shares and K-T Shares in the Public Offering.

3.	Pro forma adjustments (PCF Acquisition)

The unaudited pro forma condensed combined statements of operations include pro forma adjustments to give effect to the transactions as if the acquisition of PCF by the Company and PCF’s hotel property acquisitions and financing transactions had occurred on January 1, 2018.

(a)               Represents PCF’s historical revenues and expenses for each line item in the year ended December 31, 2018 for the pre-acquisition period from January 1, 2018 through the March 28, 2018 acquisition date.

(b)               Represents $65,029 in management fees in the year ended December 31, 2018 for the pre-acquisition period from January 1, 2018 through the March 28, 2018 acquisition date as the result of PCF entering into new management agreements upon completion of the hotel acquisitions. PCF signed new management agreements with affiliates of the Company to manage the hotels for a management fee of 3.0% of revenue of each hotel. Pre-acquisition management fees were 5.00% and 3.85% for the St. Pete Hotel and the Wilmington Hotel, respectively.

(c)               Represents $15,107 of asset management fees relating to the pre-acquisition period from January 1, 2018 through the March 28, 2018 acquisition date. Annual asset management fees under the Company’s Advisory Agreement with Procaccianti Hotel Advisors, LLC (the “Advisor”) equal to 0.75% of asset cost. This amount is offset by the elimination of $124,978 nonrecurring items relating to acquisition fees payable to affiliates. Acquisition fees are one-time fees incurred with the acquisition of a new hotel property and are therefore excluded.

(d)               Represents $330,296 in the year ended December 31, 2018 for additional depreciation for the hotels for the pre-acquisition period from January 1, 2018 through the March 28, 2018 acquisition date based on the allocation of the Company’s purchase price. This adjustment also includes $2,018 of amortization of the franchise fee for the pre-acquisition period from January 1, 2018 through the March 28, 2018 acquisition date.

(e)               Represents elimination of nonrecurring items. Acquisition costs include $302,380 of third-party costs that were expensed by the Company in accordance with ASC Topic 810, Consolidation, as the transaction was determined to be an asset acquisition under the variable interest entity (“VIE”) model. The gain on acquisition of $42,026 recorded by the Company as the result of the PCF acquisition representing an asset acquisition under the VIE model has also been excluded as it is a nonrecurring item directly related to the transaction.

(f)                Represents adjustment to reflect $261,724 increase of interest expense under the mortgages for the St. Pete Hotel and the Wilmington Hotel for the pre-acquisition period from January 1, 2018 through the March 28, 2018 acquisition date at PCF’s mortgage’s interest rates. This adjustment also includes $7,240 relating to the amortization of the fair value of debt discount the Company recorded as a result of the fair value of the debt assumed in connection with the PCF Acquisition on March 28, 2018.

(g)               Represents allocation of income of $310,648 to noncontrolling interests within the statement of operations, which is 49% of the pro forma PCF net income adjustments made for the pre-acquisition period from January 1, 2018 through March 28, 2018.

4.     Pro forma adjustments (TCI Acquisition)

The unaudited pro forma condensed combined statements of operations include pro forma adjustments to give effect to the transactions as if the acquisition of TCI by the Company had occurred on January 1, 2018.

(a)	Represents TCI’s historical revenues and expenses for each line item in the year ended December 31, 2018 for the pre-acquisition period from January 1, 2018 through the August 14, 2018 acquisition date.

(b)	Represents $132,798 in management fees for the pre-acquisition period from January 1, 2018 through the August 15, 2018 acquisition date equal to 3.0% of TCI hotel revenues.

(c)	Represents $123,039 of asset management fees relating to the pre-acquisition period from January 1, 2018 through the August 15, 2018 acquisition date. Annual asset management fees under the Company’s Advisory Agreement with the Advisor equal to 0.75% of asset cost. This amount is offset by the elimination of $413,001 nonrecurring items relating to acquisition fees payable to affiliates. Acquisition fees are one-time fees incurred with the acquisition of a new hotel property and are therefore excluded.

(d)	Represents $444,898 in the year ended December 31, 2018 of depreciation for the hotel for the pre-acquisition period from January 1, 2018 through the August 15, 2018 acquisition date based on the allocation of the Company’s purchase price and assignment of useful lives. This amount also includes $1,500 of amortization of the franchise fee for the pre-acquisition period from January 1, 2018 through the August 15, 2018 acquisition date.

(e)	Represents adjustments to reflect interest expense and deferred finance costs under debt issued by the Company to fund the TCI Acquisition as if the debt had been in place for the pre-acquisition period of January 1, 2018 through the August 15, 2018 acquisition date. The Company entered into a $6,600,000 promissory note with a related party that accrues interest at an annual rate of 4.75% and a $17,836,000 mortgage note payable with an interest rate swap that effectively fixed interest at 5.8%.

5.     Pro forma adjustments (HGI Acquisition)

The unaudited pro forma condensed combined statements of operations include pro forma adjustments to give effect to the transactions as if the acquisition of HGI by the Company had occurred on January 1, 2018 and the unaudited pro forma condensed combined balance sheet includes pro forma adjustments to give effect to the transaction as if the acquisition had occurred on September 30, 2019.

(a)	Represents allocation of purchase price of $11,658,625 to the acquired property and equipment.

(b)	To reflect the purchase price, cash received for net liabilities assumed, elimination of HGI’s historical cash balance, cash reserved for property improvement plan, the assumption of debt and shares sold.

(c)	Represents net adjustment by the Company to remove the historical Gano balance and record restricted cash of $793,913 reserved for the HGI property improvement plan and other miscellaneous restricted cash accounts.

(d)	Represents elimination of Gano’s net accounts receivable historical balance of $96,044 offset by account receivable acquired as part of the acquisition.

(e)	Represents elimination of Gano’s due from related parties historical balance of $25,000 that were not acquired as part of the acquisition.

(f)	Represents the net adjustment by the Company to record the elimination of Gano’s other assets historical balance of $181,458 offset by the franchise fee and other prepaid balances assumed with the HGI Acquisition.

(g)	Reflects the fair value of the $14,936,901 of debt assumed and $2,000,000 borrowed to finance the HGI Acquisition and the elimination of Gano’s historical debt of $15,008,826. This adjustment also reflects $94,770 of deferred finance fees incurred associated with the new borrowing and a fair value of debt adjustment of $661,578.

(h)	Represents the adjustment to eliminate Gano’s historical accounts payable and other liabilities balance of $587,260, offset by accounts payable and liabilities assumed of $193,609.

(i)	Represents the adjustment to eliminate Gano’s historical due to related parties balance of $28,514 that were not assumed as part of the acquisition.

(j)	Represents the adjustment to eliminate Gano’s historical stockholders’ equity and record additional shares issued by the Company between September 30, 2019 and the HGI Acquisition date of February 27, 2020.

(k)	Represents the adjustment to noncontrolling interests in the Operating Partnership as a result of the 128,124 Class K OP Units issued to prior owners of Gano in connection with the HGI Acquisition. These Class K OP Units are convertible into cash at the option of the holder and are therefore presented as mezzanine equity.

(l)	Represents a $63,926 and a $53,367 reduction in management fees for the year ended December 31, 2018 and the nine months ended September 30, 2019, respectively, as the result of HGI entering into a new management agreement upon completion of the hotel acquisition. HGI signed a new management agreement with affiliates of the Company to manage the hotels for a management fee of 3.0% of revenue of each hotel. Pre-acquisition management fees were 4.00%.

(m)	Represents a $220,685 and a $165,514 increase in asset management fees for the year ended December 31, 2018 and the nine months ended September 30, 2019, respectively. The historical Gano financial statements did not include an asset management fee expense. Annual asset management fees under the Company’s Advisory Agreement with the Advisor are equal to 0.75% of asset cost.

(n)	Represents a $862,692 and $604,078 reduction in depreciation expense and amortization expense for the year ended December 31, 2018 and the nine months ended September 30, 2019, respectively, based on the allocation of the Company’s purchase price and assignment of useful lives and a decrease in amortization of the franchise fee.

(o)	Represents adjustments to reflect interest expense under debt assumed and entered into by the Company as part of the HGI Acquisition. The Company assumed the $14,936,901 outstanding balance of the debt as of February 27, 2020, and borrowed an additional $2,000,000. The loan accrues interest at an interest rate of 4.25%. Adjustments include amortization of $94,770 of deferred financing fees associated with the new borrowing and amortization of the $661,578 difference between the fair value of the debt assumed and its carrying value.

(p)	Represents adjustments of $6,200 and $58,294 to noncontrolling interests for the pro-rata allocation of gain or loss for the year ended December 31, 2018 and the nine months ended September 30, 2019, respectively, relating to the Class K OP Units issued in connection with the HGI Acquisition.

(q)	Represents adjustment to the weighted average shares outstanding based on the assumption that the financing transactions that occurred on various dates from inception to February 27, 2020 would have been completed on or prior to completion of the pro forma acquisition date of September 30, 2019, in order to fund the HGI Acquisition.

	Shares Issued and Outstanding	Pro-Forma Weighted Average Shares
	February 27, 2020	Year ended December 31, 2018	Nine months ended September 30, 2019
Class K common shares	3,225,518	3,225,518	3,225,518
Class K-I common shares	581,728	581,728	581,728
Class K-T common shares	47,550	47,550	47,550
Class A common shares	537,410	537,410	537,410
Class B common shares	125,000	125,000	125,000